Exhibit 99.1
ICU Medical Announces Third Quarter 2026 Results
and Reaffirms Fiscal Year 2026 Guidance, Expecting Results at the High End of Range

SAN CLEMENTE, Calif., November 5, 2026 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarterly period ended September 30, 2026.

Third Quarter 2026 Results

Third quarter 2026 GAAP revenue was $560.4 million, as compared to $537.0 million in the same period in the prior year. GAAP gross profit for the third quarter of 2026 was $234.8 million, as compared to $200.9 million in the same period in the prior year. GAAP gross margin for the third quarter of 2026 was 42%, as compared to 37% in the same period in the prior year. GAAP net income for the third quarter of 2026 was $26.8 million, or $1.07 per diluted share, as compared to GAAP net loss of $(3.4) million, or $(0.14) per diluted share, for the third quarter of 2025. Adjusted diluted earnings per share for the third quarter of 2026 was $2.44 as compared to $2.03 for the third quarter of 2025. Adjusted EBITDA was $113.9 million for the third quarter of 2026 as compared to $105.9 million for the third quarter of 2025.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Third quarter results were ahead of our expectations for Infusion Systems and generally in line with expectations for the remainder of the business."

Revenues by product line for the three and nine months ended September 30, 2026 and 2025 were as follows (in millions):

	Three months ended September 30,			Nine months ended September 30,
Product Line	2026	2025	$ Change	2026	2025	$ Change
Consumables	$298.4	$285.1	$13.3	$866.0	$824.4	$41.6
Infusion Systems	192.5	173.9	18.6	561.1	507.9	53.2
Vital Care*	69.5	78.0	(8.5)	215.2	358.2	(143.0)
Total**	$560.4	$537.0	$23.4	$1,642.3	$1,690.5	$(48.2)
*On May 1, 2025, we disposed of our IV Solutions business which was included within our Vital Care product line. The nine months ended September 30, 2025 includes $127.4 million of revenue, including contract manufacturing revenue, primarily related to the IV Solutions disposed business. Additionally, Vital Care includes contract manufacturing revenue, related primarily to our joint venture, of $4.2 million and $12.5 million for the three and nine months ended September 30, 2026, respectively, as compared to $3.6 million and $7.1 million of contract manufacturing revenue for the three and nine months ended September 30, 2025, respectively.
** Totals may differ from the income statement due to the rounding of product lines.

The Company Reaffirms Fiscal Year 2026 Guidance, Expecting Results at the High End of Range

The Company is reaffirming its full year 2026 guidance but expects to end the fiscal year towards the higher end of the guidance range. The Company's previously provided full year GAAP net income remains estimated to be in the range of $73 million to $83 million and GAAP diluted earnings per share to be in the range of $2.89 to $3.29. The Company's previously provided full year 2026 guidance of Adjusted EBITDA remains estimated to be in the range of $415 million to $435 million and adjusted diluted earnings per share to be in the range of $8.60 to $9.00.

Conference Call

The Company will host a conference call to discuss its third quarter financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (800) 245-3047, conference ID "ICUMED". The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq: ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as
“aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative thereof or comparable terminology and may include (without limitation) information regarding the Company's expectations, goals and intentions regarding the future and financial outlook for 2026. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks from doing business in foreign countries, including related to tariffs and other barriers to trade; the Company’s ability to compete successfully, including with larger international companies and established local companies; decreased demand for the Company's products; costs related to product development; cost volatility or potential loss of supply of raw materials due to our dependence on single and limited source third-party suppliers; ability to achieve operating efficiencies; risks related to significant sales through our distributors; inflation and foreign currency exchange rates; impacts from global macroeconomic and geopolitical conditions, including from escalated conflicts in the Middle East and associated disruptions to shipping and increased oil costs; healthcare costs and reimbursement levels; disruptions at the FDA and other governmental agencies; damage at the Company’s manufacturing or supply facilities; risks associated with the IV Solutions joint venture and the Smiths Medical integration; risks associated with the timing and resolution of the 2025 warning letter; risks related to protection of our information technology systems and compliance with privacy laws and regulations; risks related to our intellectual property; and the other important factors described under “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our subsequent filings with the SEC. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise unless required by law.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2026	December 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$301,780	$307,963
Accounts receivable, net of allowance for doubtful accounts	206,258	180,515
Inventories	607,268	615,859
Prepaid expenses and other current assets	104,559	86,217
TOTAL CURRENT ASSETS	1,219,865	1,190,554

PROPERTY, PLANT AND EQUIPMENT, net	444,991	451,817
OPERATING LEASE RIGHT-OF-USE ASSETS	36,170	54,470
GOODWILL	1,482,783	1,499,754
INTANGIBLE ASSETS, net	536,466	633,559
DEFERRED INCOME TAXES	25,437	25,891
OTHER ASSETS	69,161	62,877
INVESTMENTS IN UNCONSOLIDATED AFFILIATES	128,929	131,586
TOTAL ASSETS	$3,943,802	$4,050,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$142,989	$154,374
Accrued liabilities	342,805	315,337
Current portion of long-term debt	18,750	18,750
Income tax payable	10,089	10,400
TOTAL CURRENT LIABILITIES	514,633	498,861

LONG-TERM DEBT	1,133,096	1,265,917
OTHER LONG-TERM LIABILITIES	68,969	89,536
DEFERRED INCOME TAXES	8,764	37,756
INCOME TAX LIABILITY	26,922	34,613
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued —25,186 and 24,688 shares at September 30, 2026 and December 31, 2025, respectively, and outstanding — 25,010 and 24,688 shares at September 30, 2026 and December 31, 2025, respectively	2,519	2,469
Additional paid-in capital	1,487,156	1,465,118
Treasury stock, at cost	(23,040)	(22)
Retained earnings	766,956	690,890
Accumulated other comprehensive loss	(42,173)	(34,630)
TOTAL STOCKHOLDERS' EQUITY	2,191,418	2,123,825
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,943,802	$4,050,508

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
TOTAL REVENUES	$560,439	$536,990	$1,642,347	$1,690,558
COST OF GOODS SOLD	325,685	336,109	966,314	1,071,504
GROSS PROFIT	234,754	200,881	676,033	619,054
OPERATING EXPENSES:
Selling, general and administrative	154,407	152,773	460,895	469,398
Research and development	21,754	21,251	65,736	66,409
Restructuring, strategic transaction and integration	6,271	13,138	44,374	46,053
TOTAL OPERATING EXPENSES	182,432	187,162	571,005	581,860
INCOME FROM OPERATIONS	52,322	13,719	105,028	37,194
INTEREST EXPENSE, net	(15,240)	(19,808)	(47,481)	(62,388)
OTHER (EXPENSE) INCOME, net	(3,142)	607	(4,438)	662
GAIN ON SALE OF BUSINESS	2,240	2,969	2,240	44,792
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN (LOSSES) EARNINGS OF UNCONSOLIDATED AFFILIATES	36,180	(2,513)	55,349	20,260
(PROVISION) BENEFIT FOR INCOME TAXES	(7,193)	658	20,451	(5,090)
NET INCOME (LOSS) FROM CONSOLIDATED COMPANIES	28,987	(1,855)	75,800	15,170
EQUITY IN (LOSSES) EARNINGS OF UNCONSOLIDATED AFFILIATES	(2,140)	(1,541)	266	1,296
NET INCOME (LOSS)	$26,847	$(3,396)	$76,066	$16,466
NET INCOME (LOSS) PER SHARE
Basic	$1.07	$(0.14)	$3.05	$0.67
Diluted	$1.07	$(0.14)	$3.02	$0.66
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	25,007	24,686	24,926	24,624
Diluted	25,145	24,686	25,153	24,783

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine months ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$76,066	$16,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	149,234	149,912
Noncash lease expense	11,341	13,739
Stock compensation	37,744	41,879
Loss on disposal and write-off of property, plant and equipment and other assets	2,074	3,211
Debt issuance costs amortization	2,398	5,112
Undistributed equity in earnings of unconsolidated affiliates	(266)	(1,296)
Net gain on sale of business	(2,240)	(44,792)
Other	20,473	18,217
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(29,548)	3,943
Inventories	2,319	(36,213)
Prepaid expenses and other current assets	(8,711)	(4,721)
Other assets	(1,737)	(7,149)
Accounts payable	(10,685)	23,328
Accrued liabilities	12,770	(28,887)
Income taxes, including excess tax benefits and deferred income taxes	(42,587)	(33,501)
Net cash provided by operating activities	218,645	119,248
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(45,999)	(63,397)
Proceeds from sale of business	5,931	211,185
Proceeds from sale of assets	39	42
Intangible asset additions	(5,245)	(7,210)
Net cash (used in) provided by investing activities	(45,274)	140,620
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of long-term debt	(134,688)	(272,750)
Proceeds from exercise of stock options	490	5,972
Payments on finance leases	(1,966)	(1,543)
Tax withholding payments related to net share settlement of equity awards	(39,166)	(8,719)
Net cash used in financing activities	(175,330)	(277,040)
Effect of exchange rate changes on cash	(4,224)	8,338
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,183)	(8,834)
CASH AND CASH EQUIVALENTS, beginning of period	307,963	308,566
CASH AND CASH EQUIVALENTS, end of period	$301,780	$299,732

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures as shown in the tables below, exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended September 30, 2026 and 2025, special items include the following:

Contract manufacturing: We manufacture certain products or product components in accordance with manufacturing services agreements. We do not include the contract revenue in our adjusted revenue, or any gross profit impact in our adjusted gross profit as the commercial relationship under these types of agreements are originally negotiated contemporaneously with a business combination or other transactions and are not indicative of normal market transactions.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Settlements: Occasionally, we are involved in contract renegotiations or other events that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Quality system and product-related remediation: We exclude certain quality system and product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Noncash release of loss on contract provision: We provide certain services under fixed priced arrangements in accordance with a transition services arrangement. We do not include the loss on contract provision or subsequent release net of the related interest accretion as a result of providing those services in our non-GAAP financial measures as the agreement was negotiated contemporaneously with a disposition and is not indicative of a normal market transaction. The loss provision and subsequent release is a non-recurring noncash adjustment that if included may limit the comparability of our ongoing operations with prior and future periods.

Gain on sale of business: We exclude any non-cash gains/losses on the sale of a business in determining our non-GAAP financial measures as the inclusion may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Impairment of equity method investment: We exclude impairment losses on equity method investments in determining our non-GAAP financial measures as they do not reflect the core, recurring operational performance of the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Tariff Refunds: We exclude certain IEEPA tariff refunds in determining our non-GAAP financial measures because these regulatory adjustments are infrequent, non-operational items that may limit the comparability of our ongoing operations with prior and future periods.

Noncash impairment and other JV items: We exclude our proportionate share of noncash impairment charges, accelerated depreciation, restructuring costs and other items recorded by our equity method investment joint ventures. We also exclude certain items that, based on our contractual relationship with our joint venture partner, are fully the responsibility of or for the benefit of our joint venture partner. We eliminate these items in determining our non-GAAP financial measures because they do not reflect the core, recurring operational performance of the underlying joint ventures and their inclusion would limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is not representative of our ordinary course operations and consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, the special items listed above. The tax effect on the special items is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded. Additionally, adjusted diluted EPS may exclude the income tax impact of certain non-recurring discrete tax items that are not reflective of income tax expense/benefit incurred as a result of current period earnings/ loss, as well as the impact of certain deferred tax valuation allowances when assessed against non-GAAP profitability.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

We also present organic revenue growth as a non-GAAP financial measure as management believes that this measure provides a more representative view of the Company's underlying growth trajectory by excluding the impact of revenue from non-arm's length transactions, the impact of foreign currency and the revenue associated with acquisitions and divestitures. We calculate constant currency revenue by translating current period foreign currency revenue at prior period comparable exchange rates and we calculate the constant currency growth percentages by dividing the current period constant currency revenue by the prior year comparable period revenue.

The following tables reconcile our non-GAAP financial measures for the periods presented:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted EBITDA
	Three months ended September 30,
	2026	2025
GAAP net income (loss)	$26,847	$(3,396)

Non-GAAP adjustments:
Interest, net	15,240	19,808
Stock compensation expense	11,863	15,243
Depreciation and amortization expense	49,594	50,802
Restructuring, strategic transaction and integration	6,271	13,138
Settlements	1,130	1,426
Quality system and product-related remediation	6,610	13,797
Gain on sale of business	(2,240)	(2,969)
Impairment of equity method investment	2,832	—
Noncash release of loss on contract provision	(1,120)	(1,076)
Gross profit on contract manufacturing	(719)	(204)
Tariff refunds	(10,358)	—
Noncash impairment and other JV items	766	—
Provision for income taxes	7,193	(658)
Total non-GAAP adjustments	87,062	109,307

Adjusted EBITDA	$113,909	$105,911

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

The Company’s U.S. GAAP results for the three months ended September 30, 2026 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Income from operations	Interest expense, net	Other (Expense) Income, Net	Gain on sale of business	Income before income taxes and equity in losses of unconsolidated affiliates	Provision for income taxes	Net income from consolidated companies	Equity in losses of unconsolidated affiliated companies	Net income	Diluted earnings income per share
Reported (GAAP)	$560,439	$234,754	$154,407	$21,754	$6,271	$52,322	$(15,240)	$(3,142)	$2,240	$36,180	$(7,193)	$28,987	$(2,140)	$26,847	$1.07
Reported percent of total revenues or (percent of income (loss) before income taxes and equity in earnings of unconsolidated affiliates)		42%	28%	4%	1%	9%	(3)%	(1)%	—%	6%	19.9%	5%
Contract manufacturing	(4,223)	(719)	—	—	—	(719)	—	—	—	(719)	178	(541)	—	(541)	(0.02)
Stock compensation expense	—	1,786	(9,306)	(771)	—	11,863	—	—	—	11,863	(2,874)	8,989	—	8,989	0.36
Amortization expense	—	1,265	(31,715)	—	—	32,980	—	—	—	32,980	(8,113)	24,867	—	24,867	0.99
Restructuring, strategic transaction and integration	—	—	—	—	(6,271)	6,271	—	—	—	6,271	(1,548)	4,723	—	4,723	0.19
Settlements	—	816	(314)	—	—	1,130	—	—	—	1,130	(277)	853	—	853	0.03
Quality system and product-related remediation	—	6,610	—	—	—	6,610	—	—	—	6,610	(1,530)	5,080	—	5,080	0.20
Gain on sale of business	—	—	—	—	—	—	—	—	(2,240)	(2,240)	1,205	(1,035)	—	(1,035)	(0.04)
Impairment loss on equity method investment	—	—	—	—	—	—	—	2,832	—	2,832	(694)	2,138	—	2,138	0.09
Noncash release of loss on contract provision	—	—	1,120	—	—	(1,120)	303	—	—	(817)	200	(617)	—	(617)	(0.02)
Tariff refunds	—	(10,358)	—	—	—	(10,358)	(379)	—	—	(10,737)	2,631	(8,106)	—	(8,106)	(0.32)
Noncash impairment and other JV items	—	—	—	—	—	—	—	—	—	—	(188)	(188)	766	578	0.02
Tax benefit from discrete reserve release and valuation allowance*	—	—	—	—	—	—	—	—	—	—	(2,496)	(2,496)	—	(2,496)	(0.10)
Tax benefit from equity in loss of unconsolidated affiliates	—	—	—	—	—	—	—	—	—	—	(337)	(337)	337	—	—

Adjusted (Non-GAAP)**	$556,216	$234,154	$114,192	$20,983	$—	$98,979	$(15,316)	$(310)	$—	$83,353	$(21,036)	$62,317	$(1,037)	$61,280	$2.44
Adjusted percent of total revenues or (percent of (loss) income before income taxes and equity in loss of unconsolidated affiliates for benefit (provision) for income taxes)		42%	21%	4%	—%	18%	(3)%	—%	—%	15%	25.2%	11%
______________________
* The Company’s non-GAAP annual effective tax rate is calculated without the tax expense related to the valuation allowance against certain U.S. Federal and State deferred tax assets, as well as, the tax benefit on the release of income tax reserves in foreign jurisdictions for tax years which are no longer subject to an assessment from the local taxing authorities. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including, predominantly, an estimate that we will be in a three-year cumulative U.S. loss position on a GAAP basis as of September30, 2026. However, based on the same assessment, including, predominantly, our being, in a three-year cumulative U.S. income position on a non-GAAP basis, which excludes the impact of our non-GAAP adjustments, we concluded that recording a valuation allowance would not have been appropriate for non-GAAP reporting. As a result, the tax expense for the valuation allowance was added back to our calculation of non-GAAP annual effective tax rate. Tax reserves were released as a result of the expiration of statute of limitations which resulted in a discrete tax benefit for GAAP purposes. This tax benefit is excluded from our non-GAAP annual effective tax rate to the extent it is not related to on-going business operations.
** Amounts may not foot due to rounding.

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share data)

The Company’s U.S. GAAP results for the three months ended September 30, 2025 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Income from operations	Interest expense, net	Gain on sale of business	(Loss) income before income taxes and equity in losses of unconsolidated affiliates	Benefit (provision) for income taxes	Net (loss) income from consolidated companies	Equity in loss of unconsolidated affiliated companies	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$536,990	$200,881	$152,773	$21,251	$13,138	$13,719	$(19,808)	$2,969	$(2,513)	$658	$(1,855)	$(1,541)	$(3,396)	$(0.14)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		37%	28%	4%	2%	3%	(4)%	1%	—%	26.2%	—%
Contract manufacturing	(3,695)	(204)	—	—	—	(204)	—	—	(204)	50	(154)	—	(154)	(0.01)
Stock compensation expense	—	1,742	(12,910)	(591)	—	15,243	—	—	15,243	(3,707)	11,536	—	11,536	0.47
Amortization expense	—	1,179	(31,918)	—	—	33,097	—	—	33,097	(8,160)	24,937	—	24,937	1.01
Restructuring, strategic transaction and integration	—	—	—	—	(13,138)	13,138	—	—	13,138	(3,232)	9,906	—	9,906	0.40
Settlements	—	1,176	(250)	—		1,426	—	—	1,426	(349)	1,077	—	1,077	0.04
Quality system and product-related remediation	—	13,797	—	—	—	13,797	—	—	13,797	(3,283)	10,514	—	10,514	0.42
Gain on sale of business	—	—	—	—	—	—	—	(2,969)	(2,969)	727	(2,242)	—	(2,242)	(0.09)
Noncash release of loss on contract provision	—	—	1,076	—	—	(1,076)	359	—	(717)	176	(541)	—	(541)	(0.02)
Tax expense from valuation allowance*	—	—	—	—	—	—	—	—	—	(1,385)	(1,385)	—	(1,385)	(0.06)
Tax expense from equity in earnings of unconsolidated affiliates	—	—	—	—	—	—	—	—	—	(377)	(377)	377	—	—
Adjusted (Non-GAAP)**	$533,295	$218,571	$108,771	$20,660	$—	$89,140	$(19,449)	$—	$70,298	$(18,882)	$51,416	$(1,164)	$50,252	$2.03
Adjusted percent of total revenues (or percent of (loss) income before income taxes for provision for income taxes)		41%	20%	4%	—%	17%	(4)%	—%	13%	26.9%	10%
_____________
* The Company’s non-GAAP annual effective tax rate is calculated without the tax expense related to the valuation allowance against certain U.S. Federal and State deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including, predominantly, an estimate that we will be in a three-year cumulative U.S. loss position on a GAAP basis as of September 30, 2025. However, based on the same assessment, including, predominantly, our being, in a three-year cumulative U.S. income position on a non-GAAP basis, which excludes the impact of our non-GAAP adjustments, we concluded that recording a valuation allowance would not have been appropriate for non-GAAP reporting. As a result, the tax expense for the valuation allowance was added back to our calculation of non-GAAP annual effective tax rate.
** Amounts may not foot due to rounding

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages)

Reconciliation of GAAP revenue growth to Non-GAAP organic revenue growth:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Consumables GAAP revenue	$298,401	$285,089	$865,952	$824,448
Consumables GAAP revenue growth	5%	8%	5%	7%
Foreign currency impact (3)	(231)		(8,997)
Non-GAAP organic revenue	$298,170	$285,089	$856,955	$824,448
Non-GAAP organic revenue growth	5%		4%

Infusion Systems GAAP revenue	$192,526	$173,909	$561,128	$507,905
Infusion Systems GAAP revenue growth	11%	9%	10%	6%
Foreign currency impact (3)	(54)		(4,613)
Non-GAAP organic revenue	$192,472	$173,909	$556,515	$507,905
Non-GAAP organic revenue growth	11%		10%

Vital Care GAAP revenue	$69,512	$77,992	$215,267	$358,205
Vital Care GAAP revenue growth	(11)%	(53)%	(40)%	(28)%
MSA Revenue (1)	(4,223)	(3,695)	(12,473)	(14,199)
Non-GAAP adjusted revenue	65,289	74,297	202,794	344,006
Non-GAAP adjusted revenue growth	(12)%	(52)%	(41)%	(26)%
Less: Revenue from divested business (2)	332	(803)	332	(120,324)
Foreign currency impact (3)	301		(1,000)
Non-GAAP organic revenue	$65,922	$73,494	$202,126	$223,682
Non-GAAP organic revenue growth	(10)%		(10)%

Total GAAP revenue	$560,439	$536,990	$1,642,347	$1,690,558
Total GAAP revenue growth	4%	(9)%	(3)%	(4)%
MSA Revenue (1)	(4,223)	(3,695)	(12,473)	(14,199)
Non-GAAP adjusted revenue	556,216	533,295	1,629,874	1,676,359
Non-GAAP adjusted revenue growth	4%	(8)%	(3)%	(2)%
Less: Revenue from divested business (2)	332	(803)	332	(120,324)
Foreign currency impact (3)	16		(14,610)
Non-GAAP organic revenue	$556,564	$532,492	$1,615,596	$1,556,035
Non-GAAP organic revenue growth	5%		4%
_____________________________________________
(1) We manufacture certain products or product components in accordance with manufacturing services agreements. We do not include the contract revenue in our adjusted revenue as the commercial relationship under these types of agreements are originally negotiated contemporaneously with a business combination or other transactions and are not indicative of normal market transactions.
(2) For businesses divested, non-GAAP organic revenue growth excludes prior period revenue associated with the divested business for the same length of time they were not owned by the company in the current year. The divested business prior period revenue in this line item does not include MSA revenue, which is excluded on a separate line.
(3) We exclude the impact of foreign exchange rate changes to show a constant currency comparison of our underlying business performance.

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$99,586	56,710	$218,645	$119,248
Purchase of property, plant and equipment	(16,186)	(29,080)	(45,999)	(63,397)
Proceeds from sale of assets	17	—	39	42
Free cash flow	$83,417	$27,630	$172,685	$55,893

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands)

Net Leverage Ratio Calculation

	Net Debt
	As of September 30, 2026
Current portion of long-term debt	$18,750
Long-Term Debt	1,133,096
Total GAAP Long-Term Debt	1,151,846
Add: Unamortized Debt Issuance Costs/Discounts(1)	7,967
Less: Cash and cash equivalents	(301,780)
Net Debt (Non-GAAP)	$858,033

(1) Represents unamortized debt issuance costs and original issue discounts deducted from the carrying value of long-term debt on the Condensed Consolidated Balance Sheets in accordance with U.S. GAAP. Management adds back these costs to present total contractual principal obligations outstanding when evaluating debt leverage.

	TTM Adjusted EBITDA
	As of September 30, 2026
GAAP net income	$60,332

Non-GAAP adjustments:
Interest, net	68,124
Stock compensation expense	51,623
Depreciation and amortization expense	200,065
Restructuring, strategic transaction and integration	64,826
Settlements	1,300
Quality system and product-related remediation	30,883
Asset write-offs and similar charges	887
Gain on sale of business	(2,240)
Impairment of equity method investment	2,832
Noncash release of loss on contract provision	(4,436)
Gross profit on contract manufacturing	(1,807)
Tariff refunds	(29,246)
Noncash impairment and other JV items	766
Provision for income taxes	(23,104)
Total non-GAAP adjustments	360,473

TTM Adjusted EBITDA	$420,805

	Net Leverage Ratio
Net Debt	$858,033
Divided by: TTM Adjusted EBITDA	$420,805
Net Leverage Ratio	2.04	x

ICU MEDICAL, INC. AND SUBSIDIARIES
Fiscal Year 2026
Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$73	$83

Non-GAAP adjustments:
Interest, net	65	65
Stock compensation expense	50	50
Depreciation and amortization expense	203	203
Restructuring, strategic transaction and integration	52	52
Quality and regulatory initiatives and remediation	25	25
Noncash release of loss on contract provision	(4)	(4)
Gross profit on contract manufacturing	(2)	(2)
Tariff refunds	(19)	(19)
Benefit for income taxes	(28)	(18)
Total non-GAAP adjustments	$342	$352

Adjusted EBITDA	$415	$435

GAAP income per share	$2.89	$3.29

Non-GAAP adjustments:
Stock compensation expense	1.98	1.98
Amortization expense	5.28	5.28
Restructuring, strategic transaction and integration	2.06	2.06
Quality and regulatory initiatives and remediation	0.99	0.99
Noncash release of loss on contract provision	(0.12)	(0.12)
Gross profit on contract manufacturing	(0.08)	(0.08)
Tariff refunds	(0.79)	(0.79)
Tax benefit from discrete reserve release and valuation allowance	(1.33)	(1.33)
Estimated income tax impact from adjustments	(2.28)	(2.28)
Adjusted earnings per share	$8.60	$9.00

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254